Exhibit 99.18

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $1.00 per share, of Gyrodyne, LLC. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.
Dated: August 22, 2025

Star Operating Companies, Inc.

By:	/s/ Richard K Coleman Jr.
	Name:	Richard K. Coleman, Jr.
	Title:	Chief Executive Officer

Star Equity Fund, LP

By:	Star Equity Fund GP, LLC General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Star Equity Fund GP, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Star Investment Management, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Hudson Global, Inc.

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Chief Executive Officer

Star Value, LLC

By:	Star Equity Holdings, Inc.

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Jeffrey E. Eberwein

/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein

Hannah M. Bible

/s/ Hannah M. Bible
Hannah M. Bible

Matthew R. Sullivan

/s/ Matthew R. Sullivan
Matthew R. Sullivan